                        SAN DIEGO GAS & ELECTRIC COMPANY
                             EMPLOYMENT AGREEMENT


		This Agreement is made as of the 18th day of September, 1996, between San Diego Gas & Electric Company, a California corporation (hereinafter the "Company") and a subsidiary of Enova Corporation, a California corporation ("Enova") and Donald E. Felsinger, President and Chief Executive Officer of the Company and Executive Vice President of Enova (hereinafter "Officer").
		The Company desires to retain the services of Officer and Officer is willing to enter into this Agreement for such periods and upon the terms and conditions set forth in this Agreement.
		NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the parties agree as follows:

A.	Position
		1.	The Company hereby employs Officer and Officer accepts
employment with the Company during the Term of Employment as set forth in Section B of this Agreement to perform, at the direction of the Board of Directors, the duties of Chief Executive Officer of the Company including, but not limited to, directing the overall business, affairs and operations of the Company, through its officers, all of whom, except for the Chairman and the Vice Chairman, shall report, directly or indirectly, to Officer, for the compensation and upon the terms and conditions hereinafter provided. During the Term of Employment, Officer will also serve as Executive Vice President of Enova.
		2.	During the Term of Employment, Officer will:

 		(a)	Serve the Company and Enova well and faithfully in conformity with the direction of the Board of Directors of the Company and, in the case of
Enova, the Chief Executive Officer;
 		(b)	Devote his entire time, effort and attention to the business of the Company, Enova and their subsidiaries.  Officer shall not personally engage in any other business activity for gain or profit.  Officer may invest his assets in other companies so long as such investments do not require
Officer's services or active management; and
 		(c)	Do nothing inconsistent with his responsibilities, duties,
and obligations to the Company and Enova, as defined the Board of Directors of the Company and, in the case of Enova, the Chief Executive Officer.

B.	Term of Employment
		1.	Subject to the applicable provisions of this Section B and
Sections D and E hereof, Officer's Term of Employment, as this phrase is used throughout this Agreement, shall be for an initial period of two (2) years beginning September 18, 1996.  The Term of Employment shall be automatically extended for a two (2) year period on September 18, 1998 and on each even numbered anniversary thereof, unless it shall be terminated as set forth herein.
		2.	Notwithstanding the foregoing, the Term of Employment shall
terminate upon the occurrence of one or more of the following events:
 		(a)	The passage of two (2) years from the giving of written
notice of termination to Officer by the Board of Directors;
 		(b)	The death of Officer;

 		(c)	The "permanent disability" of Officer as defined in the
Company's Salary Continuation Plan (long-term disability insurance plan);
 		(d)	A termination pursuant to Section D or E; and
 		(e)	The dissolution, liquidation or winding-up of the Company;
and
		(f)	The retirement of Officer.

C.	Compensation and Benefits
		1.	Officer will be compensated for his services to the Company
as follows:
 		(a)	During the Term of Employment, Officer will receive a base
salary for his services at the annual rate of not less than three hundred and fifty thousand ($350,000.00) dollars, or such greater amount as may from time to time be determined by the Board of Directors of the Company (the "Base
Salary"), which amount will be paid in accordance with the Company's normal payroll practices;
 		(b)	In addition to the Base Salary, Officer will be entitled to
participate in the Company's Executive Incentive Plan, any other annual bonus plan, the Savings Plan (including the 401(k) option), the 1986 Long Term
Incentive Plan and any other Company long-term incentive plan;
 		(c)	Officer will be entitled to participate fully in the
Company's Supplemental Executive Retirement Plan ("SERP") and the Pension Plan
and any modification thereof or successor plan thereto at not less than his current entitlement, together with any improvements thereto; provided however, that Officer shall have the
benefits provided in Section F in lieu of the benefits provided for in the SERP pursuant to the change in control provisions thereof.
		(d)	Officer will be entitled to participate in any deferred
compensation plans which have been or will be offered to any other officers of the Company and in all other fringe benefits, including, but not limited to, life and health insurance, Company car and executive perquisites in accordance with the Company's standard policy or as more favorably determined by the Board of Directors;
		(e)	Officer shall have the benefits described in Section F in
lieu of any rights under the Company's Executive Severance Allowance Plan; and
		(f)	Officer will receive prompt reimbursement for all business-
related expenses substantiated in accordance with Company policy, which shall for Officer be no less restrictive than existing at the date of this Agreement.
	2.	Wherever referred to in this Agreement, all benefit or compensation plans, programs or policies of the "Company" shall be construed so as to refer to the appropriate plan, program or policy that is sponsored, maintained or contributed to by either the Company or Enova, as the case may be.

D.	Right to Terminate by the Company
		1.	The Company, acting by a vote of its Board of Directors as
provided in (c) below, will have the right to terminate the Term of Employment for cause as set forth in (a) and (b) below:
		(a)	The willful, substantial, continued, and unjustified refusal of Officer to perform the duties required of him by this Agreement to the extent of his ability to do so,
provided Officer has not first given notice of termination for "good cause" as set forth in Section E, paragraph 2, below; or
		(b)	The willful engaging by Officer in conduct which is
demonstrably and materially injurious to the Company, monetarily or otherwise.
 For purposes of this paragraph, no act, or failure to act, on Officer's part shall be deemed "willful" unless done, or omitted to be done, by Officer not in good faith and without reasonable belief that Officer's action or omission was in the best interests of the Company.
		(c)	Notwithstanding the foregoing, Officer shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Officer a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of
Directors at a meeting of the Board (after reasonable notice to Officer and an opportunity for Officer, together with Officer's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Officer was guilty of engaging in such conduct.
		2.	The Company, acting by majority vote of its Board of
Directors, will have the right to terminate the Term of Employment without cause upon thirty (30) days' written notice to Officer.
		3.	Upon termination of Officer under Section D, paragraph 1 or
upon notice of termination under Section D, paragraph 2, the Company may require Officer to vacate the Company premises immediately and surrender all access thereto, which requirements shall not prejudice any rights of Officer under this Agreement.

E.	Right to Termination by Officer
		1.	Officer may terminate the Term of Employment without cause
upon not less than thirty (30) days' written notice to the Company.
		2.	Officer may terminate the Term of Employment upon the
occurrence without Officer's consent of one of the following events, which events constitute "good cause" for Officer to terminate his employment:
		(a)	The Company violates any provision of Section C of this
Agreement;
		(b)	An adverse and significant change in position, duties,
responsibilities, or status within the Company or Enova, including the failure to be nominated to the Board of Directors of the Company, the failure to be elected to the Board of Directors of the Company or the failure to be elected Chief Executive Officer of the Company; or
		(c)	A change in Officer's normal business location to a point
away from the Company's main headquarters. Such voluntary termination for "good cause" shall be effective as of the last day of the month of Officer's giving of written notice to the Company.

F.	Rights of Officer upon Termination of Term of Employment
		1.	Termination pursuant to Section B, paragraphs 2(a), (b), (c)
or (f), or Section D, paragraphs 1(a) or (b) or Section E, paragraph 1, will result in benefits through the last day of the Term of Employment in accordance with the terms hereof and, thereafter, no benefits in addition to those to which Officer would be entitled pursuant to any then-existing Company benefit plan, incentive plan or agreement.
                                          6

		2.	Termination pursuant to Section B, paragraph 2(e) or Section
D, paragraph 2 or Section E, paragraph 2(a), (b) or (c), will result in the following benefits becoming payable to Officer:
		(a)	Two (2) years' Base Salary paid in a lump sum to be
determined by annualizing the highest monthly Base Salary paid at any time during the Term of Employment;
		(b)	A bonus equivalent to two (2) times the average of the three years' highest gross bonus awards, not necessarily consecutive, paid by the
Company to Officer in the previous five (5) years, payment to be made upon execution by Officer of a customary release of claims in favor of the Company;
		(c)	Immediate vesting and/or the immediate ability to exercise
any rights and/or immediate removal of all restrictions on any 1986 Long Term
Incentive Plan award or other long or short term incentive award already granted at the time of termination, and notwithstanding any conflicting provision in such plan, each option or award granted to Officer shall remain outstanding for three (3) years from the date of Officer's termination;
		(d)	Continuation of health and life insurance benefits and other existing benefit plans for a period of two (2) years; and
		(e)	Two (2) years of additional age and service credit for
purposes of calculation of retirement benefits under the SERP; provided, however, that if Officer has not then attained age 53 at the time the credit for age and service is given, he will be credited with the additional amount of age credit as if he had attained age 55; and provided further, that there shall be no reduction under the SERP for early retirement as set forth in Paragraph

4.a.ii of the SERP, except for the early retirement reduction factor as determined in accordance with the table in Section 5.4 of the Company Pension
Plan (the "Pension Plan"), which factors shall be applied to Officer's age and years of service after he is credited with the additional age and service described above.  In addition, Officer's termination shall be a "Qualifying
Termination" as defined in the Split Dollar Life Insurance Agreement entered into between the Company and Officer.  The Company shall also take such steps, including the payment of additional premiums, as may be necessary so that cash value of the policy as of the date of termination shall reflect the additional two (2) years of age and service credit set forth above.
		3.	Termination following a Change of Control as defined in
Section 2 of the Amended 1986 Long Term Incentive Plan ("Change of Control")
and pursuant to Section B, paragraph 2(e) or Section D, paragraph 2 or Section
E, paragraph 2(a), (b) or (c), will result in the following benefits to
Officer:
		(a)	Two (2) years Base Salary paid in a lump sum to be determined by annualizing the highest monthly Base salary paid at any time during the Term of Employment;
		(b)	A bonus equivalent to two (2) times the average of the three years' highest gross bonus awards, not necessarily consecutive, paid by the
Company to Officer in the previous five (5) years;
		(c)	Immediate vesting and/or the immediate ability to exercise
any rights and/or immediate removal of all restrictions on any l986 Long Term
Incentive Plan award or other long or short term incentive award already granted at the time of termination; and
notwithstanding any conflicting provision in such plan, each option or award held by the Officer remaining outstanding until the expiration of its term;
		(d)	Continuation health and life insurance benefits and other
existing benefit plans until Officer reaches normal retirement age under the
Pension Plan and thereafter to the same extent as an Officer retiring at normal retirement age under the Pension Plan;
		(e)	A lump sum payment of benefits under the SERP as described in paragraph 2.c of the SERP, less the value calculated consistently with paragraph 4.b. of the SERP of Officer's entitlement under the Pension Plan.
Such benefit shall be calculated and paid without regard to the limitation described in the SERP relating to Section 280G of the Internal Revenue Code of
l986, as amended (the "Code").  The Actuarial Present Value of the benefit as described in paragraph 2.c of the SERP shall be determined with the credit to
Officer of two (2) years of additional age and service; provided, however, that if Officer has not then attained age 53 at the time the credit for age and service is given, he will be credited with the additional amount of age credit as if he had attained age 55; and
		(f)	Termination pursuant to this Section F, paragraph 3 shall be a "Qualifying Termination" as defined in the Split Dollar Life Insurance
Agreement entered into between the Company and Officer.
		4.	In the event that the payments provided for under Section F, paragraph 3 or any portion of the payments received in the event of a Change of
Control will be subject to the excise tax imposed by Section 4999 of the Code, the Company shall pay Officer on or before the thirty (30) calendar days following the date of termination, an additional amount
such that the net amount retained by the Officer will be the same as if no excise tax were imposed.  In the event that any payment made pursuant to
Section F, paragraph 2 of this Agreement becomes subject to the excise tax referred to above as a result of a subsequent Change of Control, Company shall pay Officer on or before thirty (30) calendar days prior to the date such excise tax would be payable, an additional amount such that the net amount retained by the Officer is the same as if no excise tax were imposed.  The
Employer's auditors will complete all calculations for purposes of determining the termination payments subject to section 4999 of the Code and any additional amount required to be paid to the Officer because of Section 4999.
			5.	Any lump sum payment or other payment to be made
hereunder will be paid to Officer on the date the Term of Employment ends.
Payment will be by certified check to the order of Officer.  Late payments will bear interest at the prime rate as published from time to time by Citibank, New
York, compounded quarterly, and payable when the lump sum due is paid.
			6.	In the event of the retirement of Officer, this
Agreement shall terminate on the date of Officer's retirement and Officer shall be entitled to any and all retirement benefits for which he is eligible.

G.	Covenant Not to Compete
		During the Term of Employment and for one (1) year thereafter, Officer shall not become an officer, employee, agent, partner, or director of any business enterprise in the western United States in substantial direct competition with the Company or with any subsidiary of the Company, as the business of the Company may be constituted at the time of termination of employment.

H.	Confidentiality
		All information regarding the business and affairs of the Company developed or acquired by, or furnished to, Officer while employed or associated with the Company, which is not generally available to the public, is acknowledged to be confidential information and the exclusive property of the Company. During and after such employment, Officer agrees that, subject to applicable law, he will not, directly or indirectly, divulge in any manner, use, or cause or suffer to be used for any purpose any such information in competition with, or contrary to, the interests of the Company.

I.	Notices
		All notices under this Agreement will be in writing and sent to Officer at 12825 Lunada Place, San Diego, California 92128, and to the Company at 101 Ash Street, San Diego, California 92101. Notice will be deemed to be given when sent by ordinary mail.

J.	Prior Agreements
		This Agreement supersedes and replaces all prior agreements of employment between the parties.

K.	Attorney's Fees
		If, after any "change in control" as defined in the Company's 1986 Long Term Incentive Plan, it becomes necessary for Officer to commence or become a party to litigation for the purposes of enforcing any rights arising under this Agreement, Officer shall be entitled to reimbursement from the Company for all legal fees, costs, and expenses incurred in connection with any such litigation; provided that any claim or action initiated by Officer in good faith relating to this Agreement shall have been made or brought after reasonable inquiry and shall be well grounded in fact and warranted by existing law or a good faith argument for extension, modification or reversal of existing law, and that it is not brought for any improper purposes such as to harass or to cause unnecessary delay or needless increase in the cost of litigation.

L.	Successors and Assigns
		The rights and obligations of the Company under this Agreement shall enure to the benefit of and shall be binding upon the successors and assigns of the Company including successors created by mergers, acquisitions, reorganizations, or consolidations. Officer shall have the right to assign the benefits accruing to him under this Agreement to the Donald E. Felsinger and Patricia F. Felsinger Family Trust, executed May 18, 1995, and any successor trust thereto.

M.	Severability
		If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

N.	Construction
		This Agreement shall be construed under the laws of the State of California. Section headings are for convenience only and shall not be considered a part of the terms and conditions of the Agreement.

		IN WITNESS WHEREOF, SAN DIEGO GAS & ELECTRIC COMPANY has caused this Agreement to be executed by a duly authorized officer of the Company, and Officer has agreed to the Agreement's terms and conditions this 18th day of September, 1996.


SAN DIEGO GAS & ELECTRIC COMPANY
A California Corporation

By
    ----------------------------------
		(Authorized Officer)


--------------------------------------
				(Title)

OFFICER


--------------------------------------

As witnessed by:
                 --------------------------